UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              MEGO FINANCIAL CORP.

                       ----------------------------------

             (Exact Name of Registrant as Specified in its Charter)

                 New  York                       13-5629885

     (State  or  other  jurisdiction  of      (I.R.S.  Employer
       incorporation  or  organization)       Identification  No.)

                   4310 Paradise Road, Las Vegas, Nevada 89109
                                 (702) 737-3700

                       ----------------------------------

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                   Jon A. Joseph, Esq., Senior Vice President
                              Mego Financial Corp.
                   4310 Paradise Road, Las Vegas, Nevada 89109
                                 (702) 737-3700

                       ----------------------------------

            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                              Paula J. Peters, Esq.
            Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                      1900 Avenue of the Stars, Suite 2100
                          Los Angeles, California 90067
                                 (310) 201-7428

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE



                                        Proposed         Proposed
  Title of Each                         Maximum          Maximum
    Class of                            Offering         Aggregate      Amount of
Securities to be     Amount to be       Price Per        Offering     Registration
   Registered         Registered         Share (1)        Price           Fee

Common  Stock,
$.01  Par  Value    780,984 shares (2)    $5.85        $4,568,756        $420
-----------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company's Common Stock on May 7, 2002 on the Nasdaq National Market, in accordance with Rule 457(c) under the Securities Act of 1933.

     (2) Includes 321,970 shares of Common Stock issuable upon the exercise of outstanding warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                PROSPECTUS SUBJECT TO COMPLETION DATED MAY 13,  2002

     The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                 780,984 SHARES

                              MEGO FINANCIAL CORP.

                                  COMMON STOCK

                       ----------------------------------

     This prospectus relates to the possible offer and sale from time to time of up to 780,984 shares of common stock, par value $.01, by the "selling shareholders" identified in this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders. However, we will receive $1,788,184 upon the exercise of the warrants.

     We are registering the offer and sale of these shares in order to provide the selling shareholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of the shares will be offered or sold by the shareholders.

     Our shares of common stock are traded on the Nasdaq National Market under the symbol "LESR." On May 3, 2002, the closing sale price of our common stock was $5.80.

     See "Risk Factors" beginning on page 3 for a discussion of certain risks that should be considered in evaluating an investment in our shares.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------

              THE DATE OF THIS PROSPECTUS IS _______________, 2002

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

THE  COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

RECENT  EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

RISK  FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

USE  OF  PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SELLING  SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . .   8

PLAN  OF  DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . .   9

DESCRIPTION  OF  SECURITIES . . . . . . . . . . . .  . . . . . . . . . .  12

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS  . . . . . . . . . . . . .  12

LEGAL  MATTERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

INCORPORATION  OF  CERTAIN  INFORMATION  BY  REFERENCE . . . . . . . . .  13

AVAILABLE  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .  14


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED
IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, "MEGO," "WE," "US" AND "OUR" REFER TO MEGO FINANCIAL CORP. AND OUR SUBSIDIARIES (UNLESS THE CONTEXT OTHERWISE REQUIRES).

                                  THE COMPANY

     The company is a developer and operator of timeshare properties and a provider of consumer financing to purchasers of its timeshare intervals and land parcels through its wholly owned subsidiary, Leisure Homes Corporation established in 1969. By providing financing to virtually all of its customers, Leisure Homes Corporation also originates consumer receivables that it hypothecates, sells and services. A newly organized subsidiary, Leisure Resorts Corporation, will perform all timeshare resort and related homeowner management services that were previously performed by Leisure Homes Corporation.

     The company was incorporated under the laws of the State of New York in 1954 under the name Mego Corp. and, in 1992, changed its name to Mego Financial Corp. The company has determined, subject to shareholder approval, to change its name to Leisure Industries Corporation of America, Inc. Mego's executive offices are located at 4310 Paradise Road, Las Vegas, Nevada, 89109, and its telephone number is (702) 737-3700.

                                 RECENT EVENTS

     Our shareholders took the following related actions at a special meeting held on January 17, 2002:

- Elected an entire new board of directors, consisting of Floyd W. Kephart, Spencer Browne, Michael H. Greco, James D. Locke, Ross Mangano, Thomas G. Palmer and Edward J. Wegel.

- Approved the issuance and sale to LC Acquisition Corp. of 750,000 shares of our common stock and the issuance and sale to Doerge Capital Management, later assigned to Charles K. Stewart, of 500,000 shares of our common stock, in each case for a purchase price of $4.00 per share.

- Approved the sale by certain former officers, directors and other shareholders to LC Acquisition Corp. of an aggregate of 1,269,634 shares of our common stock at a price of $4.00 per share.

- Approved the amendment of the payment and security terms of certain outstanding subordinated debt issued by Mego to certain affiliates of former officers, directors and other shareholders and the related security agreements.

     The transactions approved by the shareholders took place immediately following the shareholders' meeting. On the next day, the new board of directors met to begin planning for the restructuring and expansion of the company's core businesses and the initiation and acquisition of complementary business activities. At that meeting, Floyd W. Kephart was elected chairman of the board, chief executive officer and president of the company.

     The new management's business plan is to focus the company on being a leisure and vacation solutions provider. Elements of the plan include the following:

- Expanding its core timeshare business through internal development and acquisition of existing timeshare operations. In that connection, the company has entered into a letter of intent to acquire Raintree Resorts International ("Raintree"). The transaction is subject to the successful completion of an inspection period, execution of a definitive purchase and sale agreement and approval by the shareholders of Raintree and the company.

- Repositioning the company's timeshare operations to emphasize the luxury market. Raintree is a developer of luxury vacation ownership resorts in Mexico, the United States and Canada.

- Adopting "Leisure Industries" as its new corporate identity and restructuring its operations under that name. The company has incorporated Leisure Industries Corporation of America, Inc. in Delaware and proposes, subject to shareholder approval, to merge into that company and thus change its corporate domicile from New York to Delaware. In anticipation of the name change, the company changed its Nasdaq trading symbol from "MEGO" to LESR" on April 15, 2002. The company's wholly-owned subsidiary, Preferred Equities Corporation, changed its name to Leisure Homes Corporation. Leisure Homes Corporation acquires, develops and markets timeshare interests. The company also formed two new subsidiaries, Leisure Resorts Corporation and Leisure Services Corporation. Leisure Resorts Corporation will perform all timeshare resort and related homeowner management services. Leisure Services Corporation will be responsible for all company customer contacts and relationships.

- Developing and acquiring complementary travel and travel-related businesses. Leisure Services Corporation has entered into an agreement to perform management and related services for Adventure Bound, Inc., a Tempe, Arizona organizer of adventure trips and provider of other travel services. The company intends to offer travel and travel related services to its timeshare customers and potential customers.

- Continuing its efforts to dispose of non-core assets. On April 11, 2002, the company's subsidiary, Central Nevada Utilities Company completed the sale of substantially all of its assets to Utilities Inc. for $5.5 million. The company used $5.2 million of the proceeds to pay its subordinated debt in full.

- Upgrading the company's operating procedures, technology platforms and financial controls. The board of directors determined to change the company's fiscal year end from August 31 to December 31.

- Raising the substantial capital necessary to pursue the company's new strategic initiatives. Under its new management, the company has sold over 800,000 shares of common stock. The shares offered pursuant to this prospectus are included in the above number. The company will require substantial additional capital to complete the acquisition of Raintree and the other elements of its business plan.


                                  RISK FACTORS

     Investing in our shares is very risky. You should carefully consider the following risk factors affecting our business and this offering before making an investment decision.

     WE  NEED  TO  RAISE  SUBSTANTIAL  ADDITIONAL  CAPITAL.

     We need to raise substantial additional funds in the near future to acquire Raintree, fund operations and finance investments in various properties acquired for development, travel businesses and related opportunities. Additional financing may not be available on terms favorable to us, or at all. Moreover, we may only be able to obtain adequate funds in the future by offering shares with rights senior to or more favorable than the rights of our common shares. If adequate funds are not available when required or are not available on acceptable terms, we may be unable to take advantage of attractive opportunities. If we raise funds by selling additional shares, our existing shareholders will suffer dilution of their percentage ownership of our stock.

     OUR  BUSINESS  PLAN  MAY  NOT  FULFILL  OUR  EXPECTATIONS.

     Our business plan requires the use of significant amounts of capital to implement a number of new strategic directions in a short period of time. Some or all of these initiatives may prove to be unprofitable.

     OUR BUSINESS HAS DECREASED SUBSTANTIALLY SINCE THE SEPTEMBER 11 TERRORIST ATTACKS.

     Our business, like most travel-related businesses, has declined substantially since the terrorist attacks of September 11, 2001. Our revenues for the three months ended November 30, 2001, decreased 16.4% or $4 million from revenues of $24.3 million for the three months ended November 30, 2000. We believe that the decline in sales is directly related to the terrorist attacks. These conditions may continue or even worsen.

     THE TIMESHARE AND REAL ESTATE INDUSTRIES ARE HIGHLY COMPETITIVE. SOME OF OUR COMPETITORS ARE SUBSTANTIALLY LARGER AND HAVE MORE CAPITAL AND OTHER RESOURCES THAN WE DO.

     Our timeshare resorts compete directly with many other such resorts located in Las Vegas, Reno, Honolulu, Atlantic City, Orlando, St. Petersburg/Clearwater, Tampa and Steamboat Springs. In recent years, several major lodging, hospitality and entertainment companies have begun to develop and market timeshare properties. In addition, we compete with condominium projects and with traditional hotel accommodations in these areas. Certain of these competing projects and accommodations are larger and more luxurious than our facilities.

     OUR  BUSINESS  IS  PARTICULARLY  DEPENDENT  ON  THE  OVERALL  ECONOMY.

     We and other travel-related businesses are particularly dependent on the overall economy. Some of the factors that may adversely affect our business are:

     -  A  decline  in  air  travel;

     -  Political  instability,  terrorism  and  hostilities;

     - Airline or other travel-related work stoppages or other labor disruptions;

     -  Bad  weather;

     -  Higher  fuel  prices;

     -  An  increase  in  travel-related  accidents;  and

     -  Economic  downturns  and  recessions.

We have recently experienced a substantial decline in business, due primarily to the terrorist attacks and the economic downturn. This decline may continue for some period of time or even worsen.

     OUR TIMESHARE PROGRAM IS SUBJECT TO STRINGENT STATE REGULATION. ANY FAILURE TO MEET STATE STANDARDS COULD SERIOUSLY HARM OUR TIMESHARE PROGRAM.

     We are required in all the states in which we sell timeshares to give each customer disclosure of all aspects of the timeshare program, including the terms and conditions of sale, the common facilities, the costs to operate and maintain common facilities, our history and all services and facilities available to the purchasers. The form and manner of such disclosure is mandated by the individual states. In addition, each of the states has a rescission period ranging from five to ten days. The states also have stringent restrictions on sales and advertising practices and require us to utilize licensed sales personnel. Any failure or alleged failure to comply with timeshare regulations in any state could seriously affect our business by preventing us from selling or restricting our ability to sell timeshare interests in that state.

     FUTURE CHANGES IN REAL ESTATE REGULATION COULD SUBJECT US TO ADDITIONAL COMPLIANCE COSTS.

     We are subject to compliance with various federal, state and local environmental, zoning and other statutes and regulations regarding the acquisition, subdivision, development and sale of real estate and various aspects of our financing operations. We believe that we are in substantial compliance with all applicable regulations. We further believe that such regulations have not had a material adverse effect on any phase of our operations. However, compliance with future changes in regulations might impose additional compliance costs on us that cannot be predicted.

     WE  DO  NOT  PLAN  TO  PAY  ANY  DIVIDENDS.

     Our shares should not be purchased by investors who need income from their holdings. We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the future.

     THE RESALES OF THE COMMON STOCK OFFERED HEREBY COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR SHARES.

     Up to 780,984 shares of our common stock may be sold pursuant to this prospectus. We recently registered an additional 2,694,634 shares for sale. We are unable to predict the effect that sales of these shares may have on the then prevailing market price of our shares. It is possible that market sales of large amounts of our shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled "The Company" and "Risk Factors," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial and operating performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results except as required by law.
                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling shareholders. We will receive $1,788,184 upon the exercise of the warrants. We will pay the expenses of the offering, estimated at $60,000, and will use the net proceeds for working capital and general corporate purposes.

                              SELLING SHAREHOLDERS

     The selling shareholders may offer 780,984 shares of common stock for resale. The shares are being offered for the account of the shareholders in the table below and their donees or pledgees.

     The following table sets forth information concerning the selling shareholders, including:

     -     the number of shares beneficially owned by the selling shareholders;

     -     the  number of shares  offered  by  the  selling  shareholders;  and

     - the number of shares and percentage of the class to be owned after the offering.

     We have no knowledge of the intentions of the selling shareholders to actually sell any of the shares listed under the columns "Shares Offered." There are no material relationships between the selling shareholders and us other than as disclosed below.


                                                                                 Shares
                                                                                 to be
                                                                                 Owned
Name and Address                               Shares            Shares          After           Percent
of Shareholder                                 Owned             Offered        Offering         of Class
----------------------------------           -----------        ---------     ------------      ----------
Union Square Partners, Ltd. (1)                311,904            74,544         237,360           4.3%
200 Park Avenue South
New York, NY  10003

Perg Galleon, LLC                              125,004            62,502          62,502           1.1%
950 Third Avenue
New York, NY 10022

M. Blair Hull, Jr., Trustee of                 227,272           113,636         113,636           2.0%
The M. Blair Hull Trust
141 West Jackson Boulevard
Suite 340
Chicago, IL  60606

Stonestreet Limited Partnership                643,940           530,304(2)      113,636           1.9%
c/o Canaccord Capital
Corporation
320 Bay Street, Suite 1300
Toronto, ON M511 4A6, Canada

(1) James D. Locke, a partner of Union Square Partners, Ltd., is a director of the company. Floyd W. Kephart, a former partner

 (2) 208,334 outstanding shares and 321,970 shares issuable upon exercise of warrants.

     The information concerning the selling shareholders may change from time to time and will be set forth in supplements to this prospectus.


                              PLAN OF DISTRIBUTION

     The purpose of this prospectus is to permit the selling shareholders to offer and sell up to 780,984 shares at such times and at such places as they choose. The decision to sell any shares is within the sole discretion of the holder thereof.

     The distribution of the common stock by a selling shareholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling shareholder, or by permitted transferees or successors of the selling shareholder, on the Nasdaq

National Market, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following methods:

* On the Nasdaq National Market or any other exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

*    Through  underwriters,  or  through  underwriting  syndicates.


* Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

   a. Block trades in which the broker or dealer acts as principal to facilitate the transactions.

   b. Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

   c.   Ordinary  brokerage  transactions.


   d.   Transactions  in  which  the  broker  solicits  purchasers.


*    Directly  to  one  or  more  purchasers.

*    A  combination  of  these  methods.

     The names of any underwriters or agents involved in the sale of the common stock will be set forth in a prospectus supplement.

     In connection with the distribution of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholders. A selling shareholder may also sell shares short and redeliver the shares to close out such short positions. A selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. A selling shareholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders or their underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling shareholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. The selling shareholders and underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

     Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling shareholders will not engage in any stabilization activity in connection with the Company's common stock, will furnish each broker or dealer engaged by the selling shareholders and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of the Company or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

     We  will  not  receive  any proceeds from any sales of the common stock.

     We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

     We are paying all of the expenses (other than commissions and discounts of underwriters, dealers or agents and fees and expenses of counsel to the selling shareholders) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $60,000. If we are required to update this prospectus in the future, we may incur additional expenses.

     In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                            DESCRIPTION OF SECURITIES

     We have 55,000,000 authorized shares of stock, consisting of 50,000,000 shares of common stock, having a par value of $.01 per share, and 5,000,000 shares of preferred stock, having a par value of $.01 per share.

     COMMON  STOCK

     As of April 30, 2002, there were 5,577,183 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each share of common stock has an equal and ratable right to receive dividends when declared by the board of directors of the company out of assets legally available for that purpose and subject to the dividend obligations of Mego to holders of any preferred stock then outstanding.

     In the event of a liquidation, dissolution or winding up of Mego the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock outstanding at that time.

     The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments. There is no cumulative voting with respect to the election of directors. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of shareholders. Thus, the holders of more than 50% of the shares voted for the election of directors can elect all the directors.

     PREFERRED  STOCK

     Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the shareholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of the Company.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under the New York Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the extent permitted by New York law, the Company shall indemnify and shall advance expenses on behalf of its officers and directors. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The legality of the shares offered hereby is being passed upon for us by Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, Suite 2100, 1900 Avenue of the Stars, Los Angeles, California 90067-4590.

                                     EXPERTS

     The consolidated financial statements of Mego Financial Corp. appearing in Mego Financial Corp.'s Annual Report (Form 10-K) for the year ended August 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements for the years ended August 31, 2000 and 1999, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we close this offering. The documents we incorporate by reference are:

(a)  Our  annual  report on Form 10-K for the fiscal year ended August 31, 2001.

(b)  Our  quarterly report on Form 10-Q for the quarter ended November 30, 2001.

(c) Our Form 8-K reports filed on December 14, 2001, January 30, 2002, March 1, 2002 and March 1, 2002.

(d) Our Proxy Statement for our Special Meeting of Shareholders held on January 17, 2002.

(e) The description of our shares contained in the registration statement on Form 8-A, as amended.

     All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares covered by this prospectus have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                              AVAILABLE INFORMATION

     We are subject to certain informational reporting requirements of the Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the shares covered hereby may be provided in the future to purchasers by means of supplements to this prospectus.

     We have filed with the SEC in Washington, DC a registration statement under the 1933 Act with respect to the shares offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about Mego and the shares offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC's Internet site (http://www.sec.gov.).

     We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference. Requests should be made to Mego Financial Corp., 4310 Paradise Road, Las Vegas, Nevada 89109, telephone (702) 737-3700, and directed to the attention of Jon A. Joseph, Esq.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

         Registration  Fees . . . . . . . . . . . . . .  $  1,178
         Legal  Fees  and  Expenses ; . . . . . . . . .    30,000
         Accounting  Fees  and  Expenses  . . . . . . .    25,000
         Miscellaneous  . . . . . . . . . . . . . . . .     3,822
                                                         ----------
         TOTAL  . . . . . . . . . . . . . . . . . . . .  $ 60,000


     ITEM  15.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     The Company has authority under the New York Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation require the Company to indemnify the Company's directors, officers, employees and agents. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     ITEM  16.  EXHIBITS.

Exhibit
Number     Description
------     -----------

5.1 Opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP regarding the legality of the securities being registered.

23.1     Consent  of  Ernst  &  Young  LLP.

23.2     Consent  of  Deloitte  &  Touche  LLP.

23.3 Consent of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP (contained in Exhibit 5.1).

24.1     Power  of  Attorney  (contained  in  the  signature  page  hereof).

     ITEM  17.  UNDERTAKINGS.

     (a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 6, 2002.

                                   MEGO  FINANCIAL  CORP.


                                   By:  /s/ Floyd W. Kephart
                                        ____________________________
                                        Floyd  W.  Kephart
                                        President  and
                                        Chief  Executive  Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Floyd W. Kephart and Jon A. Joseph his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURES                    TITLE                      DATE
     ----------                    -----                      ----



/s/Floyd W. Kephart        Chief  Executive  Officer,       May 6, 2002
---------------------      President  and  Chairman
   Floyd W. Kephart        of  the  Board  (Principal
                           Executive  Officer)

/s/ Robert Understein
______________________
    Robert Understein      Senior  Vice  President  and     May 6,  2002
                           Chief  Financial  Officer
                           (Principal  Financial  and
                           Accounting  Officer)

/s/ Spencer I. Browne
_____________________
    Spencer I. Browne      Director                         May 6,  2002


/s/ Michael M. Greco
_____________________
    Michael H. Greco       Director                         May 6,  2002


_____________________
    James D. Locke         Director                         May 6,  2002


/s/ Ross Mangano
_____________________
    Ross Mangano           Director                         May 6,  2002


/s/ Thomas G. Palmer
_____________________
    Thomas G. Palmer       Director                         May 6,  2002


/s/ Edward J. Wegel
_____________________
    Edward J. Wegel        Director                         May 6,  2002